REGISTRATION RIGHTS AGREEMENT

DATED AS OF

OCTOBER 12, 2005

AMONG

CATAMOUNT ENERGY CORPORATION

AND

THE STOCKHOLDERS PARTIES HERETO

REGISTRATION RIGHTS AGREEMENT

AGREEMENT (this “Agreement”) dated as of October 12, 2005, but effective as of the Trigger Date, among: (i) Catamount Energy Corporation, a Vermont corporation (the “Company”); (ii) CEC Wind Acquisition, LLC (“Wind Acquisition”); (iii) Central Vermont Public Service Corporation, a Vermont corporation (“CVPS”); and (iv) Catamount Resources Corporation, a Vermont corporation wholly-owned by CVPS (“CRC”) .

If Wind Acquisition shall hereafter Transfer any of its Company Securities to any of its Permitted Transferees, the term “Wind Acquisition” shall mean Wind Acquisition and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of Wind Acquisition may be exercised or taken at the election of Wind Acquisition and such Permitted Transferees.

If CVPS shall hereafter Transfer any of its Company Securities to any of its Permitted Transferees pursuant to the terms and conditions of the Stockholders’ Agreement, the term “CVPS” shall mean CVPS and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of CVPS may be exercised or taken at the election of CRC and such Permitted Transferees.

W I T N E S S E T H:

WHEREAS, as of the Initial Closing Date (as defined in the Stock Subscription Agreement dated even herewith (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Purchase Agreement”), Wind Acquisition and CVPS own all of the outstanding Class A Common Stock and Class B Common Stock (as defined herein);

WHEREAS, the parties hereto have entered into that certain Stockholders’ Agreement dated even herewith (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Stockholders’ Agreement”) and Purchase Agreement;

WHEREAS, the parties hereto and the Management Stockholders (as defined herein) have entered into the Management Stockholders’ Agreement (as defined herein); and

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain registration rights.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” means with respect to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, having the rights and privileges set forth in the Articles of Incorporation of the Company in effect as of the date of this Agreement, as amended from time to time.

“Commissions” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

“Company Equity Securities” means (i) the shares of Class A Common Stock, and (ii) any securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, shares of Class A Common Stock, or any other equity or equity-linked security issued by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“IPO” means the initial Public Offering.

“Management Stockholders” means those certain members of management and employees of the Company who are party to the Management Stockholders’ Agreement and their permitted transferees pursuant to such agreement.

“Management Stockholders’ Agreement” means the Management Stockholders’ Agreement, dated as of the date hereof, among the parties thereto and certain member of management and employees of the Company, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Permitted Transferee” means (i) with respect to Wind Acquisition, Diamond Castle or an affiliated investment entity that is under common control with either Wind Acquisition or Diamond Castle; or (ii) with respect to CVPS, any wholly owned, unregulated Subsidiary of CVPS or any parent of CVPS that holds a majority of the capital stock of CVPS; provided, however, that in all cases such Transferee shall agree in writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries or Project Companies (as such term is defined in the Purchase Agreement), (B) any “portfolio company” (as such term is customarily used among institutional investors) of any Stockholder or any entity controlled by any portfolio company of any Stockholder, or (C) any Company Competitor (as such term is defined in the Stockholders’ Agreement) (whether or not an Affiliate of the Transferring Stockholder) constitute a “Permitted Transferee”.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental authority or agency.

“Public Offering” means an underwritten public offering of Company Equity Securities (or securities of the Company that include Company Equity Securities) pursuant to (i) an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, or (ii) a registered public offering in which Company Equity Securities (or securities of the Company that include Company Equity Securities) are listed on the Toronto Stock Exchange, Canadian Venture Exchange, the London Stock Exchange or Euronext Brussels.

“Registrable Securities” means, at any time, (a) any Company Equity Securities held by any Stockholder, (b) any Securities issuable or issued or distributed in respect of any of the securities identified in clause (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise until (i) a registration statement covering such Company Equity Securities has been declared effective by the SEC and such Company Equity Securities have been disposed of pursuant to such effective registration statement, (ii) such Company Equity Securities are sold pursuant to Rule 144 (or any similar provision then in force) or (iii) such Company Equity Securities cease to be outstanding, and (c) in respect of Management Stockholders, “Registrable Securities” as defined in the Management Stockholders’ Agreement.

“Registration Expenses” means any and all reasonable expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel to the Stockholders participating in the offering selected (A) by Wind Acquisition and/or CVPS, as the case may be, in the case of any offering in which Wind Acquisition and/or CVPS participates, or (B) in any other case, by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, provided that the Company shall be required to bear the fees and expenses of no more than one deal counsel with respect to all Stockholders (it being understood that local counsel shall not be deemed deal counsel for such purposes), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, to the extent not otherwise paid or reimbursed by the underwriters of the offering, and (xiii) transfer agents’ and registrars’ fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder” means each Person (other than the Company) who, at any relevant determination date, shall be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Equity Securities.

“Subsidiary” means, with respect to any Person, another Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such first Person or (ii) such first Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable body of such other Person.

“Third Party” means a prospective purchaser of Company Equity Securities in a bona fide arm’s-length transaction from a Stockholder, other than a Permitted Transferee of such Stockholder.

“Transfer” means, with respect to any Company Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Equity Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Trigger Date” shall have the meaning ascribed to such term in the Purchase Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Agreement	Preamble
Company	Preamble
CVPS	Preamble
Damages	2.06
Demand Registration	2.01	(a)
Indemnified Party	2.08
Indemnifying Party	2.08
Inspectors	2.05	(g)
Maximum Offering Size	2.01	(f)
Piggyback Registration	2.02	(a)
Purchase Agreement	Preamble
Records	2.05	(g)
Registering Stockholders	2.01(a)(ii)
Requesting Management Stockholders	2.01	(f)(i)
Requesting Stockholder	2.01	(a)
Shelf Registration	2.03	(a)
Shelf Request	2.03	(a)
Stockholders’ Agreement	Preamble
Underwritten Shelf Takedown	2.03	(b)
Wind Acquisition	Preamble
Withdrawing Holder	2.04	(b)

(c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time. When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to “$” means U.S. dollars.

Exhibits. The Exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Article,” “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(d) Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement shall not take effect until the Trigger Date.

ARTICLE 2

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) At any time after the consummation by the Company of the IPO, if the Company shall receive a written request from Wind Acquisition or CVPS (such requesting person, the “Requesting Stockholder”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) within 10 Business Days after its receipt of such written request to the other Stockholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) subject to the restrictions set forth herein, all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 2.01, and

(ii) subject to the restrictions set forth herein, all other Registrable Securities that any other Stockholders (all such Stockholders, together with the Requesting Stockholders, the “Registering Stockholders”) have requested the Company to register by request received by the Company within 10 Business Days after such Stockholders receive the Company’s notice of the Demand Registration (which request shall specify the number of Registrable Securities requested to be registered by such Stockholders), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered; provided that no Person may participate in any registration statement pursuant to this Section 2.01(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Requesting Stockholders; provided, further, that the Company shall not be obligated to effect (a) more than six Demand Registrations pursuant hereto, (b) more than three Demand Registrations by each of Wind Acquisition, on the one hand, and CVPS, on the other hand (unless the Put Closing (as such term is defined in the Stockholders Agreement) has occurred, in which case Wind Acquisition shall be permitted four Demand Registrations), (c) any Demand Registration unless the aggregate gross proceeds expected to received from the sale of the Registrable Securities requested to be included by all Registering Stockholders in such Demand Registration are at least $15 million (unless such Registrable Securities identified in the Demand constitute all remaining Registrable Securities held by the Requesting Stockholder), and (d) more than one Demand registration during any six-month period.

(b) Notwithstanding the foregoing, the Company may delay the filing of a registration statement, or suspend the continued use of a registration statement, required by Section 2.01 (i) for a period up to 90 days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction and (ii) for a period of time required by an underwriting agreement relating to a Public Offering of newly issued shares by the Company; provided that such period of time shall not exceed 90 days from the date of such underwriting agreement. A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 2.01(b), shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral, the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 2.01(b), the Company shall promptly (but in any event within five days), upon determining to seek such deferral or suspension, deliver to each Requesting Stockholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 2.01(b) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay. The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 2.01(b) no more than twice and 120 days in the aggregate in any twelve-month period; provided, that there must be an interim period of at least 60 days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period. The Company agrees, that in the event it exercises its rights under this Section 2.01(b), it shall, within 10 days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

(c) Promptly after the expiration of the 10 Business Day period referred to in Section 2.01(a)(ii), the Company will notify in writing all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such Demand Registration, the Requesting Stockholders may revoke in writing such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request; provided, however, that no such withdrawn demand request shall be deemed to have been a Demand Registration if (i) such demand request is withdrawn prior to the filing by the Company of a registration statement pursuant thereto, (ii) the Requesting Stockholder elects to bear all expenses associated with such withdrawn demand request and the registration statement pursuant thereto, or (iii) such withdrawal is due to the disclosure of material adverse information relating specifically to the Company that was not known by the Requesting Stockholder at the time it submitted its demand request.

(d) The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected. Notwithstanding the foregoing sentence, the Registering Stockholders of such Registrable Securities shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

(e) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder); provided, that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, and/or (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or if the Maximum Offering Size is reduced in accordance with Section 2.01(f) such that less than 75% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

(f) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of Registrable Securities that the Registering Stockholders, the Company and the Management Stockholders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, (A) all Registrable Securities requested to be registered by the Registering Stockholders and (B) Registrable Securities requested to be registered by Management Stockholders that are exercising piggyback registration rights pursuant to the Management Stockholders’ Agreement (the “Requesting Management Stockholders”) (the Registrable Securities in clauses (A) and (B) allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Stockholders, the other holders of Registrable Securities and the Requesting Management Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each, unless the managing underwriter reasonably determines otherwise, in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter); and

(ii) second, all Registrable Securities proposed to be registered by the Company.

SECTION 2.02. Piggyback Registration.

(a) If the Company proposes to register any Company Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than in connection with a Shelf Registration and any resale of Registrable Securities pursuant to a Shelf Registration, which shall be governed by the terms of Section 2.03, a registration on Form S-8 or S-4 or any successor or similar forms, relating to Company Equity Securities issuable upon exercise of employee stock options or in connection with employee benefit or similar plans or arrangements of the Company, or in connection with a merger of the Company into or with another Person or an acquisition by the Company of another Person or substantially all the assets of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, the Company shall on each such occasion give prompt written notice at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each of the Stockholders with rights to require registration of Company Equity Securities hereunder, which notice shall set forth such Stockholder’s rights under this Section 2.02 and shall offer such Stockholder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Stockholder (a “Piggyback Registration”), subject to the restrictions set forth herein; provided, however, that the provisions of Section 2.01 with respect to Registering Stockholders and not this Section 2.02 shall apply to the ability of any Stockholder to participate in any registration being effected pursuant to a Demand Registration contemplated by Section 2.01; and provided, further, that no Stockholder shall be entitled to register any of its Registrable Securities pursuant to this Section 2.02 in the IPO of Company Equity Securities. Upon the request of any such Stockholder made within ten Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities requested to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders with rights to require registration of Registrable Securities hereunder, to the extent necessary to permit the disposition of the Registrable Securities so to be registered; provided, that (i) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) (i) on the same terms and conditions as apply to the Company or any other selling stockholders, and (ii) if, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating holders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01. The Stockholder(s) participating in such Piggyback Registration shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective time of such Piggyback Registration. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected, provided that the participating Stockholders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(f) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and all selling stockholders propose to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size, and

(ii) second, (A) all Registrable Securities requested to be included in such registration by any Stockholders pursuant to this Section 2.02 and (B) all Registrable Securities requested to be included by Requesting Management Stockholders (the Registrable Securities in clauses (A) and (B) allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders and the Requesting Management Stockholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration, unless the managing underwriter reasonably determines otherwise, in which case the allocation of such Registrable Securities shall be in the manner reasonably determined by the managing underwriter).

SECTION 2.03. Shelf Registrations.

(a) At any time after the one year anniversary of the consummation by the Company of the IPO, upon receipt of a written request (the “Shelf Request”) from Wind Acquisition or CRC that the Company file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of Registrable Securities, the reasonably anticipated gross proceeds from all resales covered thereunder of which would exceed $15 million, the Company shall (i) within five days of the receipt by the Company of such notice, give written notice of such proposed registration to all other holders of Registrable Securities, and (ii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause the Shelf Registration to be filed with the SEC as soon as practicable (but in no event later than 30 days of its receipt of the Shelf Request) and to include all Registrable Securities held by such requesting Stockholders to be registered on such form for the offering together with all or such portion of the Registrable Securities of any other holder of Registrable Securities joining in such request as are specified in a written request received by the Company within 10 days after receipt of such written notice from the Company and (iii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause such Shelf Registration to be declared effective by the SEC as soon as possible. As soon as reasonably practicable after the IPO, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration. The provisions of Section 2.05 shall be applicable to each Shelf Registration initiated under this Section 2.03 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the gross proceeds therefrom equal at least $15 million.

(b) In connection with any proposed underwritten resale of Registrable Securities which is not pursuant to a Demand Registration under Section 2.01 (an “Underwritten Shelf Takedown”) pursuant to a Shelf Registration, each Stockholder agrees, in an effort to conduct any such Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate with the other holders of Registrable Securities prior to initiating any sales efforts and cooperate with the other holders of Registrable Securities as to the terms of such Underwritten Shelf Take-Down, including, without limitation, the aggregate amount of securities to be sold and the number of Registrable Securities to be sold by each holders of Registrable Securities. In furtherance of the foregoing, the Company shall give prompt notice to all Stockholders whose Registrable Securities are included in the Shelf Registration of the receipt of a request from another stockholder whose Registrable Securities are included in the Shelf Registration of a proposed Underwritten Shelf Take-Down under and pursuant to the Shelf Registration and, notwithstanding anything to the contrary contained herein, will provide such Stockholders a period of two business days to participate in such Underwritten Shelf Take-Down, subject to the terms negotiated by and applicable to the initiating Stockholders and subject to “cutback” limitations set forth in Section 2.01(f) as if the subject Underwritten Shelf Take-Down was being effected pursuant to a demand registration. All such Stockholders electing to be included in an Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to any other selling stockholders.

(c) The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any Underwritten Shelf Take-Down; provided that the participating Stockholders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities.

SECTION 2.04. Lock-Up Agreements.

(a) In connection with each underwritten Public Offering (excluding, in the case of the Stockholders only, an Underwritten Shelf Take Down) and if requested by the managing underwriter, each of the Company and the Stockholders agree (and the Company agrees, in connection with any underwritten Public Offering, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution, including any sale pursuant to Rule 144 (other than a distribution-in-kind pro rata to all limited partners or members, as the case may be, of such Stockholder) of any Registrable Securities during the 10 days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed 90 days (180 days in the case of the IPO), except that no Stockholder shall be bound by this Section 2.04 unless the Stockholders that hold a majority of the Registrable Securities agree to be bound by such restriction. Notwithstanding the foregoing, this Section 2.04 shall not apply to any sale by a Stockholder or a director or officer of a Stockholder of Company Equity Securities acquired in open market transactions or block purchases by such Stockholder or its Affiliates subsequent to the IPO. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or the applicable lead managing underwriters shall apply to each Stockholder on a pro rata basis.

(b) At any time following the IPO, any Stockholder that, together with its Affiliates, holds less than five percent (5%) of the then outstanding shares of Company Equity Securities may elect (on behalf of itself and its Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the Company, to withdraw from this Agreement and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of this Agreement and the Company Equity Securities held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Securities” under this Agreement. No withdrawal pursuant to this Section 2.04(b) shall release any Withdrawing Holder from its indemnification and contribution rights and obligations, if any, pursuant to Sections 2.06, 2.07 and 2.09 herein.

SECTION 2.05. Registration Procedures. Whenever any Stockholders request that any Registrable Securities be registered pursuant to Sections 2.01, 2.02 or 2.03 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible, and, if the Company is not qualified for the use of Form S-3, no later than 20 days from the date of receipt by the Company of the written request, and if the Company is qualified for the use of Form S-3, no later than 10 days from the date of receipt by the Company of the written request, prepare and file with the SEC a registration statement on any form for which the Company or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder, but not before the expiration of the periods referred to in Section 4(3) and Rule 174 of the Securities Act or any successor provision, if applicable); provided, however, that such 180-day period or two-year period, as applicable; shall be extended for a period of time equal to the period any Stockholder refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two-year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f) Except for a Demand Registration, the Board shall have the right to select the underwriter or underwriters in connection with any Public Offering. In connection with the offering of Registrable Securities pursuant to a Demand Registration, the Requesting Stockholder shall have the right, in its sole discretion, to select the managing underwriter in connection with any Public Offering resulting from a Demand Registration. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement is not more extensive than the indemnity described in Section 2.07 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering. Each Stockholder participating in such underwriting shall also enter into such agreements, provided that the terms of any such agreement are consistent with this Agreement.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement, being filed by the Company pursuant to this Section 2.05 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law; provided, however, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the Company. Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Equity Securities unless and until such information is made generally available to the public. Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such shorter period of time as may be required by the Commission for filing the applicable report with the Commission) (i) commencing the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period.

(j) The Company may require each such Registering Stockholder, by written notice given to each such Registering Stockholder not less than 10 days prior to the filing date of such registration statement, to promptly, and in any event within 7 days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

(k) Each such Registering Stockholder agrees that, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e).

(l) The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

SECTION 2.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, or any common law or regulation applicable to the Company and relating to the registration of the Registrable Securities, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein. In connection with an underwritten offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of each Registering Stockholder. Notwithstanding the foregoing, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

SECTION 2.07. Indemnification by the Participating Stockholders. Each Registering Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing to the Company by such Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Stockholder and would have cured the defect giving rise to such Damages. As a condition to including Registrable Securities in any registration statement filed in accordance with this Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. Notwithstanding anything to the contrary set forth in this Section 2.07, no Registering Stockholder shall be liable under this Section 2.07 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

SECTION 2.08. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 2, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall have the right to assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

SECTION 2.09. Contribution.

(a) If the indemnification provided for in this Article 2 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Registering Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder’s obligation to contribute pursuant to this Section 2.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Registering Stockholders and not joint.

SECTION 2.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

SECTION 2.11. Participation in Public Offering. No Stockholder will be permitted to participate in any registration of any Registrable Securities in any Public Offering hereunder unless such Stockholder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes, and complies with, all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

SECTION 2.12. Rule 144 Sale. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request. Without limiting the generality of the foregoing, with a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees that, after such time as the Company shall have consummated a Public Offering, it will:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Stockholder, so long as such Stockholder owns any Registrable Securities, upon request by such Stockholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such securities without registration; and

(d) (upon the request of any Stockholder, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Stockholder’s counsel, and shall act in accordance with the written instructions of such Stockholder’s counsel, with respect to any transfer of Company Equity Securities

SECTION 2.13. Limitation on Transfer of Registration Rights. None of the rights of Stockholders under this Article 2 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144, but are assignable to a Third Party in connection with a Transfer to such Third Party, as part of a single transaction by such Stockholder, in which such Stockholder Transfers to such Third Party all of the greater of (a) the Company Equity Securities beneficially owned by such Stockholder as of the date hereof after taking into account any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other similar event, provided that with respect to the ownership of Wind Acquisition, such number of the Company Equity Securities shall be determined as if all of the Company Equity Securities to be purchased by Wind Acquisition pursuant to the Purchase Commitment (as such term is defined in the Purchase Agreement) under the Purchase Agreement shall have been purchased as of the date hereof, and (b) such Stockholder’s Company Equity Securities.

SECTION 2.14. No Inconsistent Agreements. The Company covenants and agrees that it shall not grant registration rights that are more favorable in the aggregate than those under this Agreement with respect to the Company Equity Securities or any other securities without the prior written consent of the Stockholders. The Company represents and warrants that, except as set forth in this Agreement, it is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any Person.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01. Binding Effect; Assignability; Benefit.

(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Stockholder that ceases to own beneficially any Company Equity Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 2.06, 2.07, 2.08, 2.09 and 2.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Equity Securities, and (ii) this Article 3).

(b) Except as permitted under Section 2.12, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Equity Securities or otherwise. Any Person acquiring Company Equity Securities that is permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Stockholder.”

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 3.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

If to the Company, to:

Catamount Energy Corporation

71 Allen Street, Suite 101

Rutland, VT 05701

Attention: James Moore

Facsimile: (802) 772-6799

If to Wind Acquisition, to such person:

c/o Diamond Castle Holdings, LLC

280 Park Avenue

New York, NY 10017

Attention: Ari J. Benacerraf and Daniel H. Clare

Facsimile: (212) 983-1234

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: David M. Blittner

Facsimile: (212) 310-8007

If to CVPS, to such Person:

Central Vermont Public Service Corp.
77 Grove Street
Rutland, VT 05701
Facsimile: (802) 770-3236
Attention: Dale Rocheleau

with a copy to (which shall not constitute notice):

LeBoeuf, Lamb, Greene & MacRae LLP

125 West 55th Street

New York, NY 10019-5289

Attention: William S. Lamb

Facsimile: (212) 424-8500

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), provided, however, that if the time of receipt by the recipient thereof is after 5:00 P.M. on any Business Day, such notice shall be deemed to have been delivered on the next succeeding Business Day. Any Person that hereafter becomes a party hereto shall provide its address and fax number to the Company, which shall promptly provide such information to each other party.

Any Person that hereafter becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

SECTION 3.03. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived except by an instrument in writing executed by any party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by (i) the Company; (ii) Wind Acquisition (for so long as Wind Acquisition continues to own at least 10% of the total Registrable Securities), and (iii) CVPS (for so long as CVPS continues to own at least 10% of the total Registrable Securities); provided, that the consent of any Stockholder shall be required for any amendment or modification that discriminates in any material respect against such Stockholder in a manner disproportionate to other Stockholders.

(b) This Agreement shall terminate upon the earliest to occur of (i) the bankruptcy, liquidation, dissolution or winding-up of the Company, (ii) all of the Registrable Securities have ceased to be Registrable Securities or outstanding, and (iii) the mutual consent of the Company and all Stockholders who are parties to this Agreement; provided, that the provisions of Sections 2.06, 2.07, 2.08, 2.09 and 2.10 with respect to any offering of Registrable Securities completed before any such termination and this Article 3 shall survive any such termination).

(c) Upon the Put Closing (as such term is defined in the Stockholders’ Agreement), CVPS shall cease to have any rights pursuant to this Agreement.

SECTION 3.04. Non-Recourse. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

SECTION 3.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

SECTION 3.06. Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal courts located within the First and Second Circuits of the State of New York and any state court sitting in the City of New York, New York, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts; provided, that such court shall have subject matter jurisdiction over any such dispute, suit or action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 3.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.08. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

SECTION 3.09. Entire Agreement. This Agreement, the Stock Subscription Agreement, the Stockholders’ Agreement and the Management Stockholders’ Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

SECTION 3.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

CATAMOUNT ENERGY CORPORATION

By: /s/ Joseph Cofelice

Name: Title:	Joseph Cofelice President

CEC WIND ACQUISITION, LLC
By:	/s/ Ari J. Benacerraf
Name:	Ari J. Benacerraf
Title:	Vice President

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By: /s/ Robert H. Young

Name: Title:	Robert H. Young President & CEO

Accepted and Agreed to as
of the date first above written:

CATAMOUNT RESOURCES CORPORATION

By: /s/ Robert H. Young
Name: Robert H. Young
Title: President & CEO

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of October 12, 2005 (the “Registration Agreement”) among CATAMOUNT ENERGY CORPORATION and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and “Stockholder” under the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Equity Securities (to the extent permitted by the Registration Rights Agreement) as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:      ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [     ] day of [     ], 200[_]:

CATAMOUNT ENERGY CORPORATION

By:
Name:
Title: